Exhibit 10.1

AGREEMENT BETWEEN

CHINA MOTION TELECOM INTERNATIONAL LIMITED

(“LISTCO”)

CHINA MOTION HOLDINGS LIMITED

(“HOLDINGS”)

CHINAMOTION INFOSERVICES LIMITED

(“CMInfo”)

COLLECTIVELY ON THE ONE PART

AND

GULFSTREAM CAPITAL PARTNERS LTD.

(“BUYER”)

ON THE OTHER PART

FOR PURCHASE OF 100% OF THE STOCK OF

CHINA MOTION TELECOM (HK) LIMITED

(“COMPANY”)

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 27th day of November, 2012 (“Effective Date”) by and between China Motion Telecom International Limited (“Listco”), China Motion Holdings Limited (“Holdings”), ChinaMotion InfoServices Limited (“CMInfo” together with Holdings, “Seller”) and Gulfstream Capital Partners Ltd., a Seychelles subsidiary of VelaTel Global Communications, Inc., a U.S. (Nevada) corporation (“Buyer”) for the purchase and sale of the capital stock of China Motion Telecom (HK) Limited (the “Company”). Seller and Buyer are each sometimes referred to individually in this Agreement as a “Party” and together as “Parties.”

1.                   Purchase and Sale of Forum Stock.

The securities that are the subject of this Agreement are 1,000,000 ordinary shares of the capital stock of the Company, par value HK$1.00 each and the Capitalized Stock (as defined in Section 1.2) ( collectively “MVNO Stock”).

1.1               Sale of MVNO Stock. Subject to the terms and conditions of this Agreement, Seller shall sell and deliver to Buyer at the Closing, and Buyer shall purchase from Seller the MVNO Stock, which shall be free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever.

1.2               Capitalization of Shareholder Loans. Between the Effective Date and Closing, CMInfo and Holdings shall cause all loans and advances between the Company and Holdings/CMInfo (collectively “Shareholder Loans”) to be offset against each other and the net balance owed by the Company to Holdings/CMInfo to be re-characterized on the books of the Company as additional ordinary shares of the capital stock of the Company issued as a result of the capitalization of the Shareholder Loans (“Capitalized Stock”) included in the value of the MVNO Stock.

1.3               Purchase Price. The purchase price (“Purchase Price”) for the MVNO Stock is HK$45,000,000, payable in cash at Closing. The Purchase Price shall be subject to the following adjustments (“First Adjustments”): (1) a credit to Seller equal to the balance of all cash, accounts receivable, other receivables, inventory, and prepayments to others on the books of the Company as of the end of the month immediately before the Closing, and (2) a credit to Buyer equal to the balance of all accounts payable, accruals and other payable, and advance income received , all as shown on the books of the Company as of the end of the month immediately before the Closing, excluding the balance of the Shareholder Loans. The net amount of all First Adjustments shall be added to or deducted from the Purchase Price and shall be paid in cash at Closing. The Purchase Price shall be subject to further adjustments (“Second Adjustments” and together with the First Adjustment, the “Adjustments”) within 4 months of the date of the Closing on the basis of the above criteria and against the figures contained in the audited balance sheet of the Company made up as at the date of the Closing and the audited profit and loss account of the Company for the year ended on that date.

1.4               Buyer’s Deposit. Within fifteen business days after mutual execution of this Agreement to allow time for US regulatory and bank clearance (written evidence of which shall be provided to Seller (to its reasonable satisfaction) as soon as possible after mutual execution of this Agreement, but in any event shall not be later than fifteen business days after mutual execution of this Agreement), Buyer shall deposit with Seller’s attorneys, Angela Ho & Associates, in trust and in accordance with a separate Escrow Agreement the Parties have signed contemporaneously with this Agreement, a sum representing 10% of the Purchase Price (the “Buyer’s Deposit”), which shall represent security for Buyer’s performance of this Agreement through Closing. Buyer’s Deposit shall be released to Seller at Closing as a credit to Buyer toward the Purchase Price. In the event of Buyer’s failure or inability to timely close this Agreement on or before the Outside Closing Date (as defined in Section 1. 8) or this Agreement is not closed for whatever reasons other than Seller’s failure or inability to timely close this Agreement on or before the Outside Closing Date, Buyer’s Deposit shall be released to Seller as Seller’s sole remedy for Buyer’s breach. In the event of Seller’s failure or inability to timely close this Agreement on or before the Outside Closing Date (other than due to the non-fulfillment or non-waiver of the conditions set out in Section 1.5 (including the necessary consents, approval and/or waivers not being granted by third parties (such as the Governmental Entities) in connection with the transactions contemplated under this Agreement)), Buyer’s Deposit shall be released to Buyer without interest and Seller shall pay to Buyer an additional sum equal to Buyer’s Deposit as Buyer’s sole remedy for Seller’s breach.

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1.5               Conditions Precedent. Closing of the sale and purchase of the MVNO Stock is conditional upon: (1) the approval being granted by the shareholders of Listco, the parent company of the Seller, in the manner prescribed by the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”); (2) the written approval being granted by the minority shareholder of CMInfo (“MS”) approving the sale of ordinary shares of the capital stock of the Company; (3) all requirements imposed by The Stock Exchange of Hong Kong Limited under the Listing Rules or other regulatory authorities to which Listco is subject in connection with the transactions contemplated under this Agreement having been fully complied with; and (4) all other necessary consents, approval and/or waivers being granted by third parties (where relevant) (including Governmental Entities) in connection with the transactions contemplated under this Agreement.

1.6               Seller (but not any other Party) shall be entitled at its absolute discretion to waive compliance with Section 1.5 (2) and (4) only.

1.7               In the event that any of the conditions set out in Section 1.5 shall not have been fulfilled or waived on or before the Outside Closing Date, then (1) Buyer shall not be bound to proceed with the sale and purchase of the MVNO Stock; (2) the Buyer’s Deposit shall be released to Buyer; and (3) this Agreement shall cease to be of any effect except for Sections 1.10 and 6.1 to 6.12, which shall remain in force, and save in respect of claims arising out of any antecedent breaches of this Agreement.

1.8               Closing; Delivery. The closing of this Agreement (“Closing”) shall take place at a time and place agreed between the Parties as soon as practical after (1) the signatures of the Parties on this Agreement and all applicable Schedules; (2) the removal/fulfillment or waiver of all Conditions to Closing described in Sections 4 and 5; and (3) the fulfillment of all the conditions precedent described in Section 1.5, but in no event later than January 31, 2013 or at such later time as shall be mutually agreed in writing between the Parties (“Outside Closing Date”). At Closing, (a) Buyer shall deliver the Purchase Price less the Buyer’s Deposit (plus or minus the First Adjustments) to Seller in immediately collectible funds, (b) Buyer’s Deposit shall be released to Seller as a credit to Buyer toward the Purchase Price and (c) Seller shall deliver to Buyer the MVNO Stock, properly endorsed for re-issuance in the name of Buyer or as Buyer directs.

1.9               Post-Closing Cooperation. For a period of one year following Closing, Seller shall assist Buyer with managing relationships between the Company and key suppliers and customers by assigning an executive representative of Seller who has significant past experience managing those relationships on behalf of the Company.

1.10            Defined Terms Used in this Agreement. Wherever used in this Agreement, the following terms displayed in “bold” text shall have the following meanings, even if the same term appears in “bold” in other sections of this Agreement immediately following a reference to such term defined in this section. Any term which appears in other sections of this Agreement in “bold,” but which is not otherwise defined in this section, shall have the meaning ascribed by the words or clause immediately preceding such reference to the term in “bold.”

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“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

"Capital Stock" means (a) in the case of a corporation, its authorized shares of every class of capital stock, (b) in the case of a partnership or limited liability company, its partnership or membership interests or units (whether general or limited), and (c) any other interest that confers on a person the right to receive a share of the profits and losses, or distribution of assets, of the issuing entity.

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of the business of the Company as now conducted and as presently proposed to be conducted.

“Governmental Entity” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to national, regional, state, local, or municipal government, foreign, international, multinational or other government having jurisdiction over the matter in question, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof, and any non-governmental regulatory body to the extent that the rules and regulations or orders of such body have the force of law.

“Key Employee” means any executive-level employee (including General Manager, Division Director and Vice-President-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

“Knowledge” of Seller or any similar phrase means, with respect to any fact or matter, the actual knowledge of the directors and executive officers or other employees with a title of Vice-President, General Manager or above, of any of the following: Seller, each of Seller’s Subsidiaries, and the Company, together with such knowledge that such directors, executive officers or other employees could be expected to discover after due investigation concerning the existence of the fact or matter in question.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company. No event that has less than HK$500,000 effect on the Company, or HK$2,500,000 in the aggregate, shall be considered material.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

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"Subsidiary" and “Holding Company” have the meanings attributed to them in Section 2 of the Companies Ordinance, Chapter 32 of the Laws of Hong Kong.

References to a “Section” are to a section of this Agreement, unless the context otherwise requires.

2.                   Representations and Warranties of Seller. Seller, for itself and on behalf of the Company, hereby represents and warrants to Buyer that, except as set forth in the Disclosure Schedule Seller has delivered to Buyer contemporaneously with this Agreement (the "Disclosure Schedule"), the following representations are true and complete in all material respects as of the date of this Agreement. The Disclosure Schedule is arranged in sections numbered and corresponding to each Section of this Article 2. Each exception to a representation and warranty set forth in the Disclosure Schedule shall qualify the specific corresponding representation and warranty which is cross-referenced in the applicable section of the Disclosure Schedule unless otherwise specified in the Disclosure Schedule.

2.1               Organization and Qualification of Seller. Each of the entities comprising Seller is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. Each of the entities comprising Seller has full corporate power and authority to enter into this Agreement.

2.2               Seller’s Holding Companies and Minority Shareholder. The entire issued share capital of the CMInfo is owned, as to 95% by Holdings and as to 5% by MS, and the entire issued share capital of Holdings is in turn owned by Listco. Each of Holdings and Listco is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions under which each is organized. Subject to Section 1.6, Seller has secured or prior to Closing shall secure all requisite authority and consent of each of MS and Listco to enter into this Agreement and at Closing to effect all aspects of the transactions contemplated by this Agreement.

2.3               Authorization. All corporate actions required to be taken by each of the entities comprising Seller’s respective boards of directors and stockholders in order to authorize Seller to enter into this Agreement, and all actions on the part of the officers of Seller necessary for the execution and delivery of this Agreement, and to sell, transfer and deliver to Buyer the relevant MVNO Stock, have been taken or will be taken prior to Closing. This Agreement, when executed and delivered by Seller, shall constitute a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

2.4               Organization and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong, and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified. Seller has heretofore delivered to Buyer complete and correct copies of the memorandum and articles of association or certificates of incorporation or similar corporate organizational documents of the Company as currently in effect.

2.5               Holding Companies. The Company has no Subsidiaries. Listco constitutes a Holding Company of Seller (“Seller’s Holding Company”). Seller has no other Holding Companies who hold or have at any time held any ownership interest in the MVNO Stock or who have participated in the management of the Company.

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2.6               Capitalization of the Company.

(a)                The MVNO Stock constitutes/will constitute (as regards the Capitalized Stock only) all of the authorized Capital Stock of the Company, which consists of one class of ordinary shares, with 1,000,000 shares together with the Capitalized Stock authorized, par value HK$1.00 each, all of which have been/will be (as regards the Capitalized Stock only) issued and are/will be (as regards the Capitalized Stock only) outstanding.

(b)               All shares of the MVNO Stock are/will be (as regards the Capitalized Stock only) duly authorized, validly issued, fully paid and non-assessable, and are/will be (as regards the Capitalized Stock only) owned by the relevant Seller free and clear of all liens and encumbrances. None of the MVNO Stock was/will be (as regards the Capitalized Stock only) issued in violation of any law or contract to which the Seller or the Company is a party or is subject, or which has/will have (as regards the Capitalized Stock only) a Material Adverse Effect.

(c)                Save as to the issuance of the Capitalized Stock, there are no outstanding options, warrants or other rights of any kind to acquire any additional shares of any class of Capital Stock of the Company, or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Company committed to issue any such option, warrant, right or security.

(d)               The Company has no outstanding and has not authorized any stock appreciation, phantom stock, profit participation, or similar rights.

(e)               The Company is not and will not be a party or subject to any stockholder agreement, voting agreement, voting trust or any other similar arrangement which has the effect of restricting or limiting the transfer, voting or other rights associated with the MVNO Stock.

2.7               Ownership of MVNO Stock. Each of the entities comprising Seller is or will be (as regards the Capitalized Stock only) the lawful record beneficial owner of the MVNO Stock. Seller owns or will own (as regards the Capitalized Stock only) the MVNO Stock free and clear of all liens and encumbrances. Upon delivery of the MVNO Stock to Buyer in accordance with this Agreement, Buyer will acquire the beneficial and legal, valid and indefeasible title to such MVNO Stock, free and clear of all liens and encumbrances except for liens or encumbrances created by or imposed by the Buyer.

2.8               Corporate Books and Records.

(a)                Save as disclosed in the Disclosure Schedule, the minute books (containing the records of the meetings, or written consents in lieu of such meetings, of the stockholders and the board of directors of the Company), the stock certificate books, and the stock record books of the Company are correct and complete, and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings, or actions taken by written consent, of the stockholders and the board of directors of the Company, and no meeting, or action by written consent in lieu of such meeting, of any such stockholders or boards of directors has been held for which minutes have not been prepared and not contained in the minute books. At Closing, all of the books and records of the Company will be in the possession of the Company and Seller will deliver, or cause to be delivered, to Buyer or its designee all such books and records.

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(b)               All accounting records, vouchers, invoices, ledgers, contracts and memoranda and all other accounting documents of Company and records of all transactions thereof are in the possession of Company and have been accurately and properly written up, kept and maintained in accordance with generally accepted accounting practice in the jurisdiction to which the operations of the Company is subject, and together shows a true and fair view of the affairs and financial position of Company.

(c)                Save as disclosed in the Disclosure Schedule, all documents requiring to be filed with any relevant Governmental Entity by the Company have been properly made up, presented, filed and approved.

2.9               Litigation. To Seller’s Knowledge, as against the Company, and against Seller in its capacity as a stockholder of the Company, none of the following are pending or to Seller’s knowledge are threatened in writing: any consent order, judgment, injunction, award or decree of any court, government or regulatory body or arbitration tribunal, material claim, material action, material suit, material proceeding, material arbitration, material complaint, material governmental investigation or charge other than as specified in Company’s financial statements. There is no material action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, material actions, material suits, material proceedings or material investigations pending or threatened in writing (or any basis therefore known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.10            Compliance with Other Instruments. The Company is not in material violation or default: (i) of any provisions of its Articles of Association; (ii) of any instrument, judgment, order, writ or decree; (iii) under any mortgage; or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or, to Seller’s knowledge, of any provision of statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, or the suspension, revocation, forfeiture, or non-renewal of any material permit or license applicable to the Company.

2.11            Agreements; Actions.

(a)                Other than those arising from the ordinary and usual course of carrying on the business of the Company, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of HK$1,000,000; (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company; (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the exclusive right of the Company to develop, manufacture, assemble, distribute, market or sell its products; or (iv) indemnification by the Company with respect to infringements of proprietary rights.

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(b)               Except as disclosed in the Financial Statements or the Disclosure Schedule, the Company has not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its Capital Stock; (ii) incurred any indebtedness for money borrowed or incurred any other liabilities that would constitute a Material Adverse Event individually or in the aggregate; (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c)                The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.12            Related Party Transactions.

(a)                Other than: (i) standard employee benefits generally made available to all employees; (ii) standard director and officer indemnification agreements approved by the board of directors, in each instance, approved in the written minutes of the board of directors (previously provided to Buyer), and (iii) any other matters as set forth in the Disclosure Schedule, there are no agreements, understandings or proposed transactions between the Company and any of its respective officers, directors, consultants employees, or any Affiliate thereof.

(b)               Except as set forth in the Disclosure Schedule, the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business; and none of the directors, officers or employees of the Company, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company.

2.13            Absence of Liens. Except as reflected in the Financial Statements, the property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to Seller’s knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

2.14            Real and Personal Property.

(a)                Real Property. The Company owns no real property. All of the real property leased by the Company (“Leased Real Property”) is identified on the Disclosure Schedule. This schedule of Leased Real Property is a complete, accurate, and correct list of the Company's Leased Real Property. Each of the leases for the Leased Real Property identified the Disclosure Schedule is in full force and effect and has not been modified, amended, or altered, in writing or otherwise. Except as set forth in the Disclosure Schedule, neither the Company nor any other party is in default under any of said leases, nor has any event occurred which, with the giving of notice or the passage of time, or both, would give rise to a default.

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(b)               Personal Property. The Company has good and marketable title to all of its personal property and assets as set forth in the Disclosure Schedule, and all such personal property and assets are in good working condition save as disclosed in the Disclosure Schedule. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge. The Financial Statements reflect all personal property and assets of the Company (other than assets disposed of in the ordinary course of business subsequent to 30 September 2012), and such properties and assets are sufficient for the Company to conduct its business as currently conducted and as proposed to be conducted.

2.15            Bank Accounts. The Disclosure Schedule includes a list containing the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box, and the names of all persons authorized to draw thereon or have access thereto.

2.16            Financial Statements; Liabilities. Seller has delivered to Buyer the audited financial statements of the Company as at 31 March 2012 (including balance sheet, income statement and statement of cash flows) and management accounts of the Company as at 30 September 2012 (collectively, “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to 30 September 2012; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

2.17            Changes. Save as disclosed and otherwise provided in the Disclosure Schedule, since the date of the most recent Financial Statements Seller has delivered to Buyer and save as those arising in the ordinary course of business of the Company or otherwise permitted under this Agreement, there has not been:

(a)                any acquisition or disposition or agreement to acquire or dispose of assets of capital nature (including real property and personal property), or other capital commitment, or scheme or project requiring the expenditure of capital, and thus no liability has been created or has arisen other than in the ordinary course of business;

(b)               any damage, destruction or loss of tangible property that would have a Material Adverse Effect;

(c)                any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

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(d)               any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)               any material change to a material contract or agreement by which the Company or their respective assets is bound or subject;

(f)                 any resignation or termination of employment of any officer or Key Employee of the Company;

(g)                any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its respective material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the ownership or use of such property or assets by the Company;

(h)               any loans or guarantees made by the Company to or for the benefit of its respective employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(i)                  any declaration, setting aside or payment or other distribution in respect of any of the Company’s Capital Stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(j)                 any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(k)                 receipt of notice that there has been a loss of, or material order cancellation by, any single customer of the Company, which loss or cancellation, if measured by the turnover of such customer on an aggregate basis for the three full calendar months immediately prior to the loss or cancellation, would constitute a Material Adverse Effect;

(l)                 to Seller’s knowledge, any other event or condition of any material character, other than events affecting the economy or the Company’s industry generally, that could reasonably and practicably be expected to result in a Material Adverse Effect; or

(m)                 any arrangement or commitment by the Company to do any of the things described in this Section 2.17.

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2.18            Buyer’s Sole Remedy for Breach of Section 2.17 (k)

Notwithstanding anything to the contrary provided herein, in the event that Seller is in breach of Section 2.17 (k) either as of the date of this Agreement or as of the Closing Buyer’s sole remedy for Seller’s breach is a compensation ("C") payable by Seller calculated as follows:

C= AR x AGP x Compensation Ratio

Where AR = The average monthly turnover of that single major customer lost for the 3 full months immediately preceding the Effective Date

AGP = The average monthly gross profit margin of that single major customers lost for the 3 full months immediately preceding the Effective Date

Compensation ratio = 9 times

2.19            Tax Matters.

(a)                Except as set forth in the Disclosure Schedule, the Company has duly filed, or will cause to be duly prepared and timely filed when due, all tax returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, in each jurisdiction in which it is required to do so. All such tax returns are (or, to the extent filed after the date hereof, will be) true, correct and complete in all material respects. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise. All taxes that the Company is required by applicable law to collect, deduct or withhold relating to its respective business have been duly collected, deducted or withheld and have been timely paid over to the appropriate governmental entity or are properly recorded as a liability on the Financial Statements.

(b)               During the last five years, there have not been related to the Company any (i) pending or, to Seller’s knowledge, threatened tax proceedings by any governmental entity, (ii) rulings by any governmental entity with respect to Taxes, (iii) liens for Taxes against any assets, or (iv) elections to change any tax accounting methods. The Company has not agreed, and is not required, to make any adjustment by reason of a change in accounting method or otherwise.

2.20            Employee Matters.

(a)                The Disclosure Schedule sets forth (i) a list of all directors, employees, contractors and consultants of the Company (including title and position) as of the date hereof, (ii) the base compensation and benefits of each such director, employee, contractor and consultant whose base compensation and target bonus exceeds HK$500,000 in the year ending 2012, and (iii) a list of all former directors, employees, contractors and consultants of the Company who are receiving benefits or scheduled to receive benefits in the future, and the pension benefit, medical insurance coverage and other benefits of each such former director, employee, contractor and consultant. Except as set forth in the Disclosure Schedule, all directors, employees, contractors and consultants of the Company may be terminated by the Company at any time with or without cause and without any severance or other Liability to the Company upon no more than 60 days prior notice. The individuals listed in the Disclosure Schedule as independent contractors have been properly characterized as such using the applicable rules and regulations in the jurisdictions(s) in which each provides services.

(b)               The Company is not a party or subject to any labor union or collective bargaining agreement. To Seller’s knowledge, there have not been since January 1, 2010 and there are not pending or threatened any material labor disputes, work stoppages, requests for representation, pickets, work slow-downs due to labor disagreements or any actions or arbitrations which involve the labor or employment relations of the Company. There is no unfair labor practice, charge or complaint pending, unresolved or, to Seller's Knowledge, threatened. To Seller’s knowledge, no event has occurred or circumstance exist that may provide the basis of any work stoppage or other labor dispute.

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(c)                The Company has complied with and is not in violation of any law relating to anti-discrimination and equal employment opportunities and there are, and have been, no violations of any other law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person. The Company has filed and/or posted all reports, information and notices required under any law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person, and will timely file prior to Closing all such reports, information and notices required by any law to be given prior to Closing.

(d)               Save as disclosed in the Disclosure Schedule, the Company has paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

(e)               The Company is not a party to any contract which restricts the Company from relocating, closing or terminating any of its operations or facilities or any portion thereof. The Company has not effectuated (i) a plant closing or (ii) a "mass lay-off," in either case affecting any site of employment or facility of the Company.

2.21            Intellectual Property.

(a)                The Company owns or possesses sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To Seller’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other Person.

(b)               Save as disclosed in the Disclosure Schedule, other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.

(c)                The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

(d)               Save as disclosed in the Disclosure Schedule, the Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the business of the Company.

(e)               To Seller’s knowledge, it will not be necessary for the Company to use any inventions of any employee or consultant (or Persons either currently intends to hire) made prior to the employment of such person by the Company.

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2.22            Accounts Receivable. All accounts receivable of the Company that are reflected on the balance sheet of the Financial Statements as of the Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing, the Accounts Receivable are or will be as of the Closing current and collectible net of the allowance for doubtful debts (“Allowances”) shown on the balance sheet as of the Closing (which Allowances are adequate and calculated consistent with past practice and, in the case of the Allowances as of the Closing, will not represent a Material Adverse Change in the composition of such Accounts Receivable in terms of aging). Subject to the Allowances, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within 120 days (or with the consent of the Buyer (such consent not to be unreasonably withheld or delayed) such longer time as may be requested by Seller from time to time) after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Buyer hereby represents and warrants that if Closing takes place before the expiration of such 120 days (or such longer time as may be allowed under this Section) in respect of any Accounts Receivable, Buyer (i) shall use its best efforts to collect such Accounts Receivable; and (ii) with the prior consent of Buyer (such consent not to be unreasonably withheld or delayed), Seller may also assist Buyer in the collection of such Accounts Receivable.

2.23            Inventory. All inventory of the Company, whether or not reflected in the balance sheet of the Financial Statements, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the balance sheet as of the Closing. All inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

2.24            Permits. The Company has all the permits, licenses and any similar authority necessary to conduct its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such permits, licenses or other similar authority.

2.25            Disclosure. Seller has made available to Buyer all the material information reasonably available regarding the Company that Buyer has requested for deciding whether to acquire the MVNO Stock. No representation or warranty of Seller contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Buyer at the Closing contains any untrue statement of a material fact or, to Seller’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in any material respect in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that Seller has not delivered to the Buyer, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to Buyers of securities.

2.26            Limitation. Subject to Section 2.18, the liability of Seller in respect of any claims for breach of representations and warranties of Seller shall be limited as follows:

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(a)                the maximum aggregate liability of Seller in respect of all claims for breach of representations and warranties of Seller shall not exceed 70% of the Purchase Price (as adjusted in accordance with Section 1.3).

(b)               no claims may be brought against Seller in respect of a breach of representations and warranties of Seller after the expiry of 24 months from the date of Closing and Seller shall not be liable in respect of a breach of representations and warranties of Seller unless Seller shall have received written notice from Buyer prior to the expiry of 24 months from the date of Closing giving full and accurate details of the relevant claim and any such claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been waived or withdrawn at the expiry of a period of three months after the expiration of the 24 months from the date of Closing unless proceedings in respect thereof shall have already been commenced against Seller.

(c)                no claim for breach of representations and warranties may be brought under this Agreement if, in respect of the subject matter thereof, there has been a corresponding credit given to Buyer under the Adjustments. Where a claim for breach of representations and warranties is made under this Agreement, all other rights and remedies (if any) of the Buyer in respect of the subject matter thereof are hereby excluded.

3.                   Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that:

3.1               Authorization. Buyer has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by Buyer, will constitute a valid and legally binding obligation of Buyer, enforceable in accordance with its terms.

3.2               Purchase Entirely for Own Account. The MVNO Stock to be acquired by Buyer will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Buyer has no present intention of selling, granting any participation in (except for financing security purposes), or otherwise distributing the same.

3.3               Disclosure of Information; Investment Experience. Buyer has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the MVNO Stock with Seller and the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of Seller regarding the Company in Article 2 of this Agreement, or the right of Buyer to rely thereon save and except as otherwise provided in the Disclosure Schedule. Buyer represents that Buyer is experienced in evaluating and investing in transactions involving securities of companies in a similar stage of development and acknowledges that Buyer can bear the economic risk of Buyer’s investment, and has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the investment in the MVNO Stock.

3.4               Disclosure. Buyer has made available to Seller all the information reasonably available regarding the Buyer that Seller has requested for deciding whether to enter into the transactions contemplated hereunder. No representation or warranty of Buyer contained in this Agreement, and no certificate furnished or to be furnished to Seller at the Closing contains any untrue statement of a material fact or, to Buyer’s Knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

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4.                   Conditions to Buyer’s Obligations at Closing. The obligations of Buyer to purchase the MVNO Stock at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1               Representations and Warranties. The representations and warranties of Seller contained in Article 2 shall be true and correct in all respects as of the Closing.

4.2               Performance. Seller shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Seller on or before the Closing.

4.3               Compliance Certificate. A director or an authorized person of Seller shall deliver to Buyer at the Closing a certificate certifying that the conditions specified in Sections 1.5, 4.1 and 4.2 have been fulfilled. Seller shall deliver resolutions of its board of directors approving this Agreement and the transactions contemplated under this Agreement.

4.4               Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of Hong Kong and any other jurisdiction in which the Company is authorized to conduct business that are required in connection with the lawful sale of the MVNO Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

5.                   Conditions of the Seller’s Obligations at Closing. The obligations of Seller to sell MVNO Stock to Buyer at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1               Representations and Warranties. The representations and warranties of Buyer contained in Article 3 shall be true and correct in all respects as of the Closing.

5.2               Performance. Buyer shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Buyer on or before the Closing.

5.3               Compliance Certificate. A director or an authorized person of Buyer shall deliver to the Seller at the Closing a certificate certifying that the conditions specified in Sections 1.5, 5.1 and 5.2 have been fulfilled. Buyer shall deliver resolutions of its board of directors approving this Agreement and the transactions contemplated under this Agreement.

6.                   Miscellaneous.

6.1               Survival of Terms. Unless otherwise set forth in this Agreement, the representations and warranties of, and provisions for payment by, Seller and Buyer contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Seller or Buyer.

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6.2               Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3               Governing Law. This Agreement is made and shall be governed by, and construed and enforced in accordance with, the laws of the Hong Kong Special Administrative Region of the People’s Republic of China ("Hong Kong"), without regard to the conflict of laws principles thereof as the same apply to agreements executed solely by residents of Hong Kong and wholly to be performed within Hong Kong.

6.4               Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5               Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the Party to be notified; (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a worldwide recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by Notice given in accordance with this Section 6.5.

6.6               Dispute Resolution. Any dispute between the Parties arising out of or relating to this Agreement shall be submitted to binding arbitration with the Hong Kong International Arbitration Center (“HKIAC”) for binding arbitration conducted in English by a single arbitrator. The dispute(s) shall be resolved pursuant to the United Nations Commission on International Trade Law Arbitration Rules. The award of the arbitrator shall be final and binding on the Parties and may be enforced in any court of competent jurisdiction.

6.7               Attorney Fees and Stamp Duty. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled. Save as disclosed in this Section 6.7, each Party shall pay its own costs and disbursements (including stamp duty, adjudication fee, and other impositions in relation to the transfer of the MVNO Stock, and professional (including legal) fees) of and incidental to this Agreement and the sale and purchase hereby agreed to be made.

6.8               Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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6.9               Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either Party of any breach or default under this Agreement, or any waiver on the part of either Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to either Party, shall be cumulative and not alternative.

6.10            Entire Agreement. This Agreement, including the Schedules hereto, constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled.

6.11            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

6.12            Process Agent. Buyer hereby irrevocably appoints Lawrence Lo of Room 1307, Tower 1, Lippo Centre, No. 89 Queensway, Admiralty, Hong Kong, as its process agent to receive and acknowledge, on its behalf, service of any writ, summons, order, judgment or other notice of legal process in Hong. If for any reason the process agent named above (or its successor) ceases to be able to act as such or no longer has an address in Hong Kong, Buyer irrevocably agrees to promptly appoint a substitute process agent acceptable to the other Party, notify and to deliver to the other Party copies of the new process agent's acceptance of appointment, provided that until the other Party receive such notifications, the other Party shall be entitled to treat the process agent named above (or its successor) as the process agent of Buyer for the purpose of this Section 6.12. Buyer agrees that any such legal process shall be sufficiently served on it if delivered to such process agent for service at its address for the time being in Hong Kong whether or not such process agent gives notice thereof to it.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GULFSTREAM CAPITAL PARTNERS LTD.

By /s/ Colin Tay

Colin Tay, its President

Room 1307, Tower 1, Lippo Centre, No. 89

Queensway, Admiralty, Hong Kong and

4F-1 No. 102 Kuang Fu South Road

Taipei 106

Taiwan

Facsimile: + (886) 2 2778-1534

E-Mail: ctay@trussadc.com

CHINA MOTION TELECOM INTERNATIONAL LIMITED

By /s/ Wu Chi Chiu

       Wi Chi Chiu, Director

Unit 3101, Level 31, Tower 1, Enterprise Square Five

38 Wang Chiu Road

Kowloon Bay, Hong Kong

Facsimile: +(852) 2209 1388

E-Mail: wu.chcc@chinamotion.com

CHINA MOTION HOLDINGS LIMITED

By /s/ Wu Chi Chiu

       Wu, Chi Chiu, Director

Unit 3101, Level 31, Tower 1, Enterprise Square Five

38 Wang Chiu Road

Kowloon Bay, Hong Kong

Facsimile: +(852) 2209 1388

E-Mail: wu.chcc@chinamotion.com

CHINAMOTION INFOSERVICES LIMITED

By /s/ Wu Chi Chiu

      Wu Chi Chiu, Director

Unit 3101, Level 31, Tower 1, Enterprise Square Five

38 Wang Chiu Road

Kowloon Bay, Hong Kong

Facsimile: +(852) 2209 1388

E-Mail: wu.chcc@chinamotion.com

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